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Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We hereby consent to the inclusion in this Post-Effective Amendment No. 3 to Registration Statement (No. 333-100940) on Form S-1 of Digital Angel Corporation and subsidiaries (the "Company") of our report dated February 20, 2004 (with respect to the eighth paragraph of Note 1 and the second item of Note 21, March 1, 2004; and Note 17, April 28, 2004), relating to our audit of the consolidated financial statements and financial statement schedule as of and for the years ended December 31, 2003 and 2002. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

Eisner LLP

Florham Park, New Jersey
June 17, 2004

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT